Exhibit 16.1

April 7, 2021

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Texas Pacific Land Corporation
Commission File Number: 1-39804

Dear Sir or Madam:

We have received a copy of, and are in agreement with, the statements being made by Texas Pacific Land Corporation concerning our Firm in Item 4.01 of Form 8-K dated April 7, 2021.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Lane Gorman Trubitt, LLC